November 12, 2024

Better Choice Company Inc. Announces Positive Third Quarter 2024 Results

Sequential Revenue Growth of 33% Quarter-Over-Quarter

Adjusted EBITDA Growth of 255% to $0.2 million[1] Year-Over-Year, at 2% Margin[1]

Net Income Growth of 194% to $1.5 million Year-Over-Year

EPS Growth of 132% to $0.73 Year-Over-Year

TAMPA, Fla., Nov. 12, 2024 (GLOBE NEWSWIRE) -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today announced its results for the third quarter ended September 30, 2024 ("Q3 2024").

THIRD QUARTER 2024 FINANCIAL HIGHLIGHTS

- Revenue increased 33% to $11.4 million from the second quarter 2024
- Gross margin increased 591 basis points year-over-year (“YOY”) to 40%
- Operating margin improved 1,003 basis points YOY to (10)%
- Net income increased 194% YOY to $1.5 million
- Earnings per share (“EPS”) improved 132% YOY to $0.73
- $2.6 million gain on extinguishment of debt
- Adjusted EBITDA increased 255% YOY to $0.2 million[1]

“For the third quarter of 2024, we exceeded our internal projections across all key financial metrics," commented Chief Executive Officer, Kent Cunningham. "The most encouraging for me was the double-digit year-over-year growth we saw across our primary Digital customers. We can see our marketing shifts are paying off as we have grown our new-to-brand consumer base, and we know our product performance is delivering as we've generated more repeat consumers. In our International channel, we generated 9% year-over-year growth with particularly strong performance across the Asia-Pacific region. We’re excited about the once-in-a-generation demographic shift occurring in Asia, where the pet food market is experiencing rapid growth. "

Nina Martinez, Chief Financial Officer, also commented, "Our ability to achieve 255% growth in adjusted EBITDA[1] to a nearly 2% adjusted EBITDA margin[1] on the quarter marks the Company's first profitable quarter in over four years. In addition to the gross margin accretion

realized, we generated a $2.7 million gain through the paydown of short-term obligations as we significantly shifted to a healthy working capital position of $9.5 million. The company's positive financial results with a third consecutive quarter of improved gross margin, as well as second consecutive quarter of net income and EPS growth, gives us confidence that we can deliver significant growth upside as we head into 2025."

[1] Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

About Better Choice Company Inc.

Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo's core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company's risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Kent Cunningham, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com

Better Choice Company Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Net sales	$ 11,372	$ 13,117	$ 27,817	$ 32,890
Cost of goods sold	6,854	8,681	17,432	21,625
Gross profit	4,518	4,436	10,385	11,265
Operating expenses:				
Selling, general and administrative	5,645	7,052	14,703	19,721
Total operating expenses	5,645	7,052	14,703	19,721
Loss from operations	(1,127)	(2,616)	(4,318)	(8,456)
Other income (expense):				
Interest income (expense), net	6	(344)	(536)	(952)
Change in fair value of warrant liabilities	—	1,339	—	1,339
Gain on extinguishment of debt and accounts payable	2,645	—	6,206	—
Total other income, net	2,651	995	5,670	387
Income (loss) before income taxes	1,524	(1,621)	1,352	(8,069)
Income tax (benefit) expense	(2)	—	3	—
Net income (loss)	$ 1,526	$ (1,621)	$ 1,349	$ (8,069)
Weighted average number of shares outstanding, basic	2,085,715	703,990	1,257,006	697,271
Weighted average number of shares outstanding, diluted	2,085,715	703,990	1,257,006	697,271
Net income (loss) per share, basic	$ 0.73	$ (2.30)	$ 1.07	$ (11.57)
Net income (loss) per share, diluted	$ 0.73	$ (2.30)	$ 1.07	$ (11.57)

Better Choice Company Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	September 30, 2024	December 31, 2023
Assets		
Cash and cash equivalents	$ 4,743	$ 4,455
Accounts receivable, net	5,726	4,354
Note receivable	1,450	—
Inventories, net	3,930	6,611
Prepaid expenses and other current assets	477	812
Total Current Assets	16,326	16,232
Fixed assets, net	158	230
Right-of-use assets, operating leases	78	120
Goodwill	405	—
Other assets	205	155
Total Assets	$ 17,172	$ 16,737
Liabilities & Stockholders' Equity		
Current Liabilities		
Accounts payable	$ 3,217	$ 6,928
Accrued and other liabilities	1,631	2,085
Credit facility, net	1,944	1,741
Term loan, net	—	2,881
Operating lease liability	60	57
Total Current Liabilities	6,852	13,692
Non-current Liabilities		
Operating lease liability	21	67
Total Non-current Liabilities	21	67
Total Liabilities	6,873	13,759
Stockholders' Equity		
Common Stock, $0.001 par value, 200,000,000 shares authorized, 1,755,139 & 729,026 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	2	1
Additional paid-in capital	330,290	324,319
Accumulated deficit	(319,993)	(321,342)
Total Stockholders' Equity	10,299	2,978
Total Liabilities and Stockholders' Equity	$ 17,172	$ 16,737

Better Choice Company Inc.
Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA and Adjusted EBITDA margin to supplement the financial measures prepared in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin adjusts EBITDA to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, gain on extinguishment of debt, loss on disposal of assets, transaction-related expenses, and other non-recurring expenses. Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by Net sales.

We present Adjusted EBITDA and Adjusted EBITDA margin as it is a key measure used by our management and board of directors to evaluate our operating performance, generate

future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA and Adjusted EBITDA margin is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income, gross margin, and our other GAAP results.

The following table presents a reconciliation of net income (loss), the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Net income (loss)	$ 1,526	$ (1,621)	$ 1,349	$ (8,069)
Interest expense, net	(6)	344	536	952
Income tax expense	(2)	—	3	—
Depreciation and amortization	31	416	99	1,262
EBITDA	**1,549**	**(861)**	**1,987**	**(5,855)**
Share-based compensation	84	473	762	1,618
Gain on extinguishment of debt	(2,645)		(6,206)	
Loss on disposal of assets	—	—	—	11
Transaction-related expenses (a)	418	—	907	—
Strategic branding initiatives (b)	33	41	102	73
Co-manufacturing partner transition (c)	—		—	6
Other single occurrence expenses (d)	776	208	1,232	397
Adjusted EBITDA	**$ 215**	**$ (139)**	**$ (1,216)**	**$ (3,750)**

(a) Legal fees, professional fees, and other expenses for transaction-related business matters.

(b) One-time costs related to marketing agency and design, strategic re-branding initiatives, Elevate® launch, product innovation and reformulations

(c) One-time costs related to marketing agency and design, strategic re-branding initiatives, Elevate® launch, product innovation and reformulations

(d) One-time costs related to employee severance, executive recruitment, and other non-recurring professional fees

BETTER CHOICE COMPANY

Source: Better Choice Company Inc.